Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2006 related to the consolidated financial statements of Global Cash Access Holdings, Inc. (the “Company”) included in the Company’s Registration Statement on Form S-1 (No. 333-133996).
/s/ Deloitte & Touche LLP
Las Vegas, Nevada
February 21, 2007